As filed with the Securities and Exchange Commission on October 13, 2004

Registration No. 333-87376

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Computer Network Technology Corporation

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	41-1356476
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6000 Nathan Lane North
Plymouth, Minnesota 55442
(763) 268-6000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Gregory T. Barnum
Chief Financial Officer
Computer Network Technology Corporation
6000 Nathan Lane North
Plymouth, Minnesota 55442
(763) 268-6000

with a copy to:

Stephen M. Quinlivan, Esq.
Leonard, Street and Deinard Professional Association
150 South Fifth Street, Suite 2300
Minneapolis, Minnesota 55402
(612) 335-1500
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
of Agent for Service)

     Approximate date of commencement of proposed sale to the public: Not applicable.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

DEREGISTRATION OF SECURITIES
SIGNATURES
EXHIBIT INDEX
Power of Attorney

DEREGISTRATION OF SECURITIES

     On May 1, 2002, Computer Network Technology Corporation, a Minnesota corporation (the “Company”), filed with the Securities and Exchange Commission a registration statement on Form S-3 (File No. 333-87376), as amended (the “Registration Statement”), registering for offer and sale from time to time up to $125,000,000 aggregate principal amount of 3.00% Convertible Subordinated Notes due 2007 (the “Notes”) and the shares of common stock of the Company, $0.01 par value per share, issuable upon conversion of the Notes (the “Shares” and, together with the Notes, the “Securities”).

     In accordance with the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, the Company files this Post-Effective Amendment No. 1 to the Registration Statement to remove from registration those Securities remaining unsold under the Registration Statement as of the date hereof (the “Unsold Securities”). The Company is deregistering the Unsold Securities because the Company’s obligation to maintain the effectiveness of the Registration Statement with respect to the Securities pursuant to a registration rights agreement dated as of February 20, 2002 among the Company and Bear, Stearns & Co. Inc., SG Cowen Securities Corporation and Soundview Technology Corporation has expired.

1

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plymouth, Minnesota, on October 13, 2004.

COMPUTER NETWORK TECHNOLOGY CORPORATION

Dated: October 13, 2004

By:

/s/ Gregory T. Barnum Gregory T. Barnum, Chief Financial Officer

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

/s/Thomas G. Hudson Thomas G. Hudson	President and Chief Executive Officer (Principal Executive Officer) and Director	October 13, 2004

/s/Gregory T. Barnum Gregory T. Barnum	Vice President of Finance, Chief Financial Officer and Secretary (Principal Financial Officer)	October 13, 2004

/s/Jeffrey A. Bertelsen Jeffrey A. Bertelsen	Vice President of Finance, Corporate Controller and Treasurer and Assistant Secretary (Principal Accounting Officer)	October 13, 2004

* Dr. Renato A. DiPentima	Director	October 13, 2004
* Kathleen Earley	Director	October 13, 2004
* Patrick W. Gross	Director	October 13, 2004
* Erwin A. Kelen	Director	October 13, 2004
* Lawrence A. McLernon	Director	October 13, 2004
* John A. Rollwagen	Director	October 13, 2004
* Bruce J. Ryan	Director	October 13, 2004

*By
/s/Gregory T. Barnum Gregory T. Barnum, Attorney-in-Fact

II-1

EXHIBIT INDEX

Exhibit	Description
24.1	Power of Attorney, as follows:
a. Thomas G. Hudson (1)
b. Patrick W. Gross (1)
c. Erwin A. Kelen (1)
d. Lawrence A. McLernon (1)
e. John A. Rollwagen (1)
24.2	Power of Attorney, as follows:
a. Dr. Renato A. DePentima*
b. Kathleen Earley*
c. Bruce J. Ryan*

*	Filed herewith.
(1)	Incorporated by reference to Exhibit 24.1 to Registration Statement No. 333-87376.

Exhibit Index-1